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                                                                EXHIBIT 10.22(E)



                                ESCROW AGREEMENT
                    (Ohio State/Investors Guaranty Business)


                      GREAT SOUTHERN LIFE INSURANCE COMPANY
                  a Texas corporation with executive offices in
                              Kansas City, Missouri



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                                ESCROW AGREEMENT
                    (Ohio State/Investors Guaranty Business)

                              Entered into between

                               COMMERCE BANK, N.A.
                                       of
                              Kansas City, Missouri
                      (hereinafter to referred to as Bank)

                                       and

                        EMPLOYERS REASSURANCE CORPORATION
                                       of
                              Overland Park, Kansas
                      (hereinafter called the Corporation)

                                       and

                      GREAT SOUTHERN LIFE INSURANCE COMPANY
                  a Texas corporation with executive offices in
                              Kansas City, Missouri
                        (hereinafter called the Company)


         EFFECTIVE DATE: The date the stock of either The Ohio State Life Insurance Company or Investors Guaranty Life Insurance Company is purchased by the Company

In consideration of the mutual covenants hereinafter contained, the parties hereto do hereby agree as follows:


                                    SECTION 1

SUBJECT AGREEMENTS.  This agreement pertains to the:

(a) Coinsurance Reinsurance Agreement between the Corporation and The Ohio State Life Insurance Company (hereinafter called the Ohio State Treaty);

(b) and to the Coinsurance Reinsurance Agreement between the Corporation and Investors Guaranty Life Insurance Company (hereinafter called the Investors Guaranty Treaty);




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(c)  and to the Modified Coinsurance Retrocession Agreement (Ohio State Plans)
     between the Company and the Corporation (hereinafter called the Ohio State Mod-Co Contract);

(d) and to the Modified Coinsurance Retrocession Agreement (Investors Guaranty Plans) between the Company and the Corporation (hereinafter called the Investors Guaranty Mod-Co Contract).

A copy of the Ohio State Treaty is attached to and made a part of this agreement as Exhibit A.

A copy of the Investors Guaranty Treaty is attached to and made a part of this agreement as Exhibit B.

A copy of the Ohio State Mod-Co Contract is attached to and made a part of this agreement as Exhibit C.

A copy of the Investors Guaranty Mod-Co Contract is attached to and made a part of this agreement as Exhibit D.


                                    SECTION 2

DEPOSITS AND WITHDRAWALS. All deposits and withdrawals from this account shall be made by the Corporation in accordance with Article VIII of the Ohio State Mod-Co Contract and Article VIII of the Investors Guaranty Mod-Co Contract, but the Bank shall have no responsibility for deciding when the deposits or withdrawals are to be made or for determining the required amounts thereof or for determining whether the assets are of a type which are acceptable to the Corporation.

The Corporation has the right to withdraw not more than 30% of the statutory profits, including interest thereon, derived from the business described in
Section 1. The Corporation is not required to apply the withdrawals permitted by this paragraph to the business described in Section 1.


                                    SECTION 3

REPORTS. The Bank shall furnish to the Corporation, the Company and to Americo Life, Inc., 1055 Broadway, Kansas City, Missouri 64105 (hereinafter called Americo) monthly reports of the assets held by the Bank with respect to this agreement (hereinafter called assets). Each report shall show all deposits, withdrawals, substitutions and a listing of assets as of the end of the month.

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                                    SECTION 4

CHARGES. All fees charged by the Bank for the services provided with respect to this agreement shall be deducted from the assets' earnings, provided that, if the earnings of the assets are insufficient, the Company shall be obligated for the fees charged by the Bank with respect to this agreement.


                                    SECTION 5

OWNERSHIP. The assets shall remain the property of the Corporation until released to the Company in accordance with Section 6.


                                    SECTION 6

RELEASE OF ASSETS. On termination of this agreement, the Bank shall transfer to the Company all of the assets held by the Bank with respect to this agreement.


                                    SECTION 7

INVESTMENT DIRECTION. The Bank shall accept instructions from Americo regarding investment of the assets, including sale of those assets deposited by the Corporation and purchase of others. The Bank may, without the consent of Americo, but with written notice to Americo, upon the call or maturity of any asset, withdraw it, as long as the proceeds thereof are deposited back to the Corporation's account pertaining to this agreement.


                                    SECTION 8

INSPECTION. After giving the Bank at least three business days advance written notice, the Corporation or the Company shall have the right to inspect the assets during the business hours of the Bank.


                                    SECTION 9

ASSIGNMENT. It is understood and agreed that none of the parties to this agreement will assign or attempt to assign their interest herein or any part of it.


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                                   SECTION 10

BANK DUTIES. (a) Acceptance of Assets. The Bank shall not accept any asset for deposit (other than cash) unless the asset is issued or registered in such form that it is readily negotiable to the Bank - i.e., the assets shall be either issued in "bearer" form, issued or registered in the name of the Bank or its nominee for the benefit of the Corporation. All securities, other than cash, deposited by the Corporation shall:

         (1)      be free and clear of all encumbrances; and

         (2) be fully negotiable or in such form that the Bank may sell, transfer or otherwise deposit the same without any additional signature or agreement from the Corporation.

(b) Collection of Interest and Dividends: Voting Rights. The Bank is hereby authorized, without prior notice to the Corporation or Americo, to demand payment of and collect all interest or dividends on the assets and the Bank shall deposit all of such interest or dividends collected to the principal of the Corporation's account pertaining to this agreement. The Bank shall have the full and unqualified right to vote and execute consents with respect to any shares of stock comprising the assets.

(c) Obligations. The Bank agrees to hold and disburse the various assets in accordance with the provisions expressed herein.

(d) Responsibilities. The Bank shall be liable as a depository only with its duties being only those specifically provided herein and which are ministerial in nature and not discretionary. The Bank shall not be liable for any mistake of fact or error in judgment, or for any act or failure to act of any kind taken in good faith and believed by it to be authorized or within the rights or powers conferred by this agreement, unless there be shown willful misconduct or gross negligence.

      The Bank shall not be responsible for the sufficiency or accuracy of the form, execution or validity of the documents or items deposited hereunder, nor for any description of property or other matter noted therein. It shall not be liable for default by any party hereto because of such party's failure to perform, and shall have no responsibility to seek performance by any party; nor shall it be liable for the outlawing of any rights under any statutes of limitation in respect to any documents or items deposited.

      The Bank shall not be liable for collection items until the proceeds of the same in actual cash have been received. The Bank shall not be liable for interest on any deposit of money. The Bank shall not be liable in any respect on account of

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      identity,  authority  or rights of persons  executing  or  delivering,  or purporting to execute or deliver, any document or item, and may rely absolutely and be fully protected in acting upon any item, document or other writing believed by it to be authentic in performing its duties hereunder. The Bank may, as a condition to the disbursement of money or property, require from the payee or recipient a receipt therefor, and, upon final payment or distribution, require a release from any liability arising out of its execution or performance of this agreement.

      The Bank shall be entitled to consult with and engage the services of legal counsel of its choice with respect to any matter pertaining to this agreement and shall be entitled to reimbursement for the reasonable costs and expenses of such legal counsel. The Bank shall be entitled to compensation in accordance with Exhibit C attached to and made a part of this agreement.

      In accepting any funds, securities or documents delivered hereunder, it is agreed and understood that, in the event of disagreement between the parties to this agreement, or persons claiming under them, or any of them, the Bank reserves the right to hold all money, securities and property in its possession, and all papers in connection with or concerning this agreement, until a mutual agreement has been reached between all of said parties, or until delivery is made to court in any interpleader action, or until as otherwise authorized by final judgment or decree.

      The Bank, in the administration of this agreement, is to be bound solely by the express provisions herein, and such further written and signed directions, including facsimile instructions, as Americo or the appropriate party or parties may, under the conditions herein provided, deliver to the Bank.

(e) Resignation or Removal. The Bank may at any time resign from, and terminate its capacity hereunder by delivery of written notice or resignation, effective not less than thirty (30) days after receipt by both the Corporation and the Company. The Bank may be removed by the Corporation by delivery to the Bank and the Company of a written notice of removal, effective not less than thirty (30) days after receipt by the Bank and the Company of the notice. However, no such resignation by the Bank shall be effective until a successor to the Bank shall have been duly appointed as provided in this agreement and all the assets have been duly transferred to the successor. The Bank, upon receipt of such notice, shall undertake to obtain the agreement of a qualified successor depository, agreeable to the Company. Upon the Bank's delivery of the assets to the qualified successor depository, along with a closing statement showing all activities from the last report, the Bank shall be discharged of further responsibilities hereunder.


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(f)  Release of  Information.  The Bank shall respond to any and all  reasonable requests for information concerning the assets by either of the other parties to this agreement or from Americo.


                                   SECTION 11

ENFORCEABILITY. This agreement has been duly executed by each of the parties hereto and constitutes a binding and enforceable agreement of each such party.


                                   SECTION 12

TERMINATION. Unless sooner terminated by mutual consent of the Corporation and the Company (in which case the stipulation of termination shall specify whether the Corporation or the Company is to receive the assets), this agreement shall remain in force until the Corporation shall have no liability under the:

         (1) Ohio State Treaty (either to Ohio State Life Insurance Company or to the Company as assignee of Ohio State Life Insurance Company pursuant to subparagraph (b) of Article XVIII of said Treaty);

          (2) or under the Investors Guaranty Treaty (either to Investors Guaranty Life Insurance Company or to the Company as assignee of Investors Guaranty Life Insurance Company pursuant to subparagraph (b) of Article XVIII of said Treaty).

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed in triplicate.

EMPLOYERS REASSURANCE                      EMPLOYERS REASSURANCE
CORPORATION                                        CORPORATION

By: /s/ Gary E. Jenkinss                  By: /s/ James D. Maughn
   ---------------------------------         ----------------------------------

Title: /s/Sr. Vice President              Title: /s/Exec. Vice Pres. and Actuary
     -------------------------------            --------------------------------

Date: /s/ January 21, 1997                Date: /s/ January 21, 1997
     -------------------------------           --------------------------------

By: /s/Mark Fallon                        By: /s/Robert D. Parmley
   ---------------------------------         ----------------------------------

Title: /s/ Sr. Vice President             Title: /s/ Asst. Gen Counsel

Date: /s/ January 21, 1997                Date: /s/ January 21, 1997
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                                          COMMERCE BANK, N.A.

                                          By: /s/
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                                          Title:
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                                          Date:
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                                          COMMERCE BANK, N.A.

Date January 21, 1997                     By: /s/
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                                          Title:
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                                          Date:
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